SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8--K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 20, 2001

SAKS INCORPORATED.
(Exact name of registrant as specified in its charter)

TENNESSEE (State or other jurisdiction of incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification No.)
750 Lakeshore Parkway Birmingham, Alabama (Address of principal executive offices)	35211 (Zip Code)

Registrant's telephone number, including area code: (205) 940-4000

Item 5.     Other Events.

            November 20, 2001, Saks Incorporated, as borrower, entered into a Credit Agreement among Bank of America, N.A., as agent, and the other financial institutions party thereto, as lenders (the "Credit Agreement").  Pursuant to General Instruction F to Form 8-K, the Credit Agreement is incorporated herein by reference and is attached hereto as Exhibit 99.

Item 7.     Financial Statements and Exhibits.

              (c)     Exhibits.

                       The following exhibits are filed as a part of this report:

Exhibit Number	Description
99	Credit Agreement among Saks Incorporated, as borrower, Bank of America, N.A., as Agent, and the other financial institutions party thereto, as lenders.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: November 21, 2001	/s/ Douglas E. Coltharp
Douglas E. Coltharp Executive Vice President and Chief Financial Officer